Exhibit 99.1

Hutchinson Technology Announces Results of 3.25% Tender/Exchange Offer,

Private Placement of Securities and Residual Private Placement Proceeds Available for Outstanding 8.50%

Notes Tender Offer

Hutchinson, Minn., March 28, 2012 – Hutchinson Technology Incorporated (NASDAQ: HTCH) (the “Company”) today announced the final results of its previously announced offer to exchange for new securities or purchase for cash, at the election of each holder and subject to certain limitations (the “3.25% Tender/Exchange Offer”), any and all of its outstanding 3.25% Convertible Subordinated Notes due 2026 (the “Outstanding 3.25% Notes”). The 3.25% Tender/Exchange Offer expired at 9:00 a.m., New York City time, on March 28, 2012.

The Company has been advised by D.F. King & Co., Inc., the exchange and information agent for the 3.25% Tender/Exchange Offer, that, as of the expiration of the 3.25% Tender/Exchange Offer, $64,357,125 aggregate principal amount of Outstanding 3.25% Notes had been tendered for purchase or exchange, representing approximately 84% of the principal amount of the Outstanding 3.25% Notes. The consideration for the 3.25% Tender/Exchange Offer will be delivered promptly by the exchange and information agent.

In accordance with the terms of the 3.25% Tender/Exchange Offer, the Company will make cash payments totaling $16,877,700, plus accrued and unpaid interest, for the purchase of $21,097,125 aggregate principal amount of the Outstanding 3.25% Notes tendered and accepted for purchase. Also in accordance with the terms of the 3.25% Tender/Exchange Offer, the Company will issue $38,931,000 aggregate principal amount of a new series of 8.50% Senior Secured Second Lien Notes due 2017 (the “New Notes”), plus cash payments in lieu of issuing partial New Notes and for accrued and unpaid interest, in exchange for $43,260,000 aggregate principal amount of Outstanding 3.25% Notes tendered and accepted for exchange.

A total of $11,885,875 principal amount of Outstanding 3.25% Notes will remain outstanding upon consummation of the 3.25% Tender/Exchange Offer.

Concurrently with the expiration of the 3.25% Tender/Exchange Offer, the Company executed a securities purchase agreement with investment funds managed by Goldman Sachs Asset Management L.P. and with Silver Lake Credit Fund L.P. pursuant to which the Company will issue $40,000,000 aggregate principal amount of notes of the same series as the New Notes (the “Private Notes”) and warrants to purchase 3,869,000 shares of its common stock, exercisable on a cashless basis for $.01 per share for ten years after issuance of the warrants (the “Warrants”). The sale of the Private Notes and Warrants (the “Private Placement”) is being conducted based on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. The Private Notes and Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements.

Holders of the Warrants issued in the Private Placement will be entitled to participate pro rata in any dividends or other distributions (whether in cash, securities or other assets) paid, or rights offered, to holders of the Company’s common stock on an as-exercised basis. The Warrants will be adjusted as necessary to protect holders from the dilutive effects of recapitalizations, reclassifications, stock splits and similar transactions. The Company has agreed, in a registration rights agreement executed in conjunction with the securities purchase agreement, to register at its expense the common stock underlying the Warrants for resale under the Securities Act. The Company will be subject to certain penalties if it fails to file a resale registration statement within two trading days after the closing of the Private Placement, such registration statement has not become effective within 45 days thereafter or it fails to maintain the effectiveness of such registration statement or publish current information under the Securities Exchange Act of 1934, as amended, subject to certain exceptions. The Company has also agreed to indemnify the selling shareholders against certain liabilities arising under the Securities Act.

The total purchase price for the Private Notes and Warrants to be issued in the Private Placement is $39,400,000. The Company anticipates that the Private Placement will close on Friday, March 30, 2012, which is also the date that the 3.25% Tender/Exchange Offer is anticipated to settle. The Company will apply $16,877,700 of the proceeds received from the Private Placement to fund the purchase of the Outstanding 3.25% Notes pursuant to the 3.25% Tender/Exchange Offer.

The Company’s previously announced offer to purchase for cash (the “Outstanding 8.50% Notes Tender Offer”) up to $26,666,000 aggregate principal amount of its outstanding 8.50% Convertible Senior Notes due 2026 (the “Outstanding 8.50% Notes”) is scheduled to expire at 9:00 a.m., New York City time, on April 12, 2012, unless extended or terminated by the Company. After funding the purchase of Outstanding 3.25% Notes pursuant to the 3.25% Tender/Exchange Offer, the Company will apply up to $20,000,000 of residual proceeds from the Private Placement to fund the purchase of up to $26,666,000 aggregate principal amount of the Outstanding 8.50% Notes. Accordingly, the financing condition that had been previously attached to the Outstanding 8.50% Notes Tender Offer has been satisfied.

Houlihan Lokey acted as the dealer manager in connection with the 3.25% Tender/Exchange Offer and has been retained to act as the dealer manager in connection with the Outstanding 8.50% Notes Tender Offer as well. The exchange agent and information agent for the 3.25% Tender/Exchange Offer is D.F. King & Co., which is serving the same roles with respect to the Outstanding 8.50% Notes Tender Offer. Additional information regarding the 3.25% Tender/Exchange Offer may be obtained from Houlihan Lokey or D.F. King & Co. at each of their addresses set forth below. In addition, questions about the terms of the Outstanding 8.50% Notes Tender Offer may be directed to Houlihan Lokey, and other questions regarding the procedures for participating in the Outstanding 8.50% Notes Tender Offer, requests for assistance regarding the process, and requests for additional copies of the prospectus and offer to purchase, any supplemental information and related transmittal documents governing the Outstanding 8.50% Notes Tender Offer (the “Offer Documents”) may be directed to D.F. King & Co., Inc.

Houlihan Lokey	D.F. King & Co.
245 Park Avenue	48 Wall Street, 22nd Floor
New York, NY 10167	New York, NY 10005
Call collect: (212) 497-7864	Banks and brokers call: (212) 269-5550
Attn: Liability Management	All others call toll free: (800) 758-5880

Holders of the Outstanding 8.50% Notes should read the Offer Documents before making a decision to tender all or any portion of their Outstanding 8.50% Notes for purchase. Holders may obtain these documents free of charge from the exchange and information agent at the address and telephone numbers listed above or from the SEC’s website at www.sec.gov.

Neither the Company, its officers, its board of directors, the exchange agent, the information agent, nor the dealer manager is making any recommendation as to whether holders of the Outstanding 8.50% Notes should tender all or any portion thereof for purchase.

This news release does not constitute an offer to sell the New Notes, the Private Notes or the Warrants or the solicitation of an offer to exchange or purchase the Outstanding 3.25% Notes or Outstanding 8.50% Notes, nor will there be any sale of the New Notes, the Private Notes or the Warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The 3.25% Tender/Exchange Offer was made only pursuant to the prospectus and offer to purchase and related transmittal documents, and the Outstanding 8.50% Notes Tender Offer is being made only pursuant to the Offer Documents.

About Hutchinson Technology Incorporated

Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems. Hutchinson Technology’s Disk Drive Components Division is a key worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division is focused on bringing new technologies and products to the market that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements. The Company does not undertake to update its forward-looking statements. These statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Risks, uncertainties and other factors that could impact the offers include, but are not limited to, those described in detail in the prospectus and offer to purchase under the heading “Risk Factors.” This list of factors is not exhaustive, however, and these or other factors, many of which are outside of the Company’s control, could have a material adverse effect on the Company and its results of operations. Therefore, you should consider these risk factors with caution and form your own critical and independent conclusions about the likely effect of these risk factors on actual results. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements set forth herein.